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                                                                   Exhibit 10.35


                              RESTRICTION AGREEMENT

      This Agreement, dated as of July 1, 2002, is entered into by VistaCare, Inc., a Delaware corporation (the "Company"), the Barry and Julia Smith Family Trust (the "Trust") and B&J Smith Associates, Limited Partnership, an Arizona limited partnership (the "Partnership").

      WHEREAS, Barry M. Smith ("Smith") proposes to transfer [5,023,750] shares (the "Shares") of VistaCare, Inc. Class A Common Stock, $.01 par value per share, to the Trust;

      WHEREAS, the Trust in turn intends to transfer a portion of the Shares to the Partnership (such transfer (the "Partnership Transfer") and the proposed transfer of Shares from Smith to the Trust are herein referred to collectively as the "Transfers");

      WHEREAS, Smith is party to an Amended and Restated Stockholder Rights Agreement, dated as of August 29, 1997, by and among Vista HospiCare, Inc., a Delaware corporation ("VHC"), and certain stockholders of VHC (the "Stockholder Rights Agreement");

      WHEREAS, the Stockholder Rights Agreement as amended and currently in effect (the "Amended Stockholder Rights Agreement") represents an agreement by and among the Company and certain stockholders of the Company;

      WHEREAS, the execution and delivery of this Agreement by the Trust and the Partnership is a condition to the waiver by the Company and certain other parties to the Amended Stockholder Rights Agreement of the restrictions on Smith's right to effect the Transfers;

      NOW, THEREFORE, the parties agree as follows:

1. Joinder to the Agreement. The Trust and the Partnership hereby agree to be bound by the Amended Stockholder Rights Agreement as a "Stockholder" (as defined therein).

2. Additional Transfer Restrictions. In addition to the restrictions applicable to them as a result of becoming a party


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to the Amended Stockholder Rights Agreement pursuant to Section 1, neither the
Trust nor the Partnership will sell, transfer or otherwise dispose of any of the Shares, or any interest therein, prior to the termination of this Agreement, other than pursuant to Section 3.

3.    Permitted Transfers.

      The following transfers shall be exempt from the provisions of Section 2:

      (i) any transfer pursuant to an effective registration statement under the Securities Act of 1933, as amended;

      (ii) any transfer in connection with the sale of all or substantially all of the outstanding shares of capital stock of the Company (including pursuant to a merger or consolidation);

      (iii) any transfer to the Company; and

      (iv) any transfer of Shares which when combined with all prior transfers of Shares by the Trust or Partnership (excluding the Partnership Transfer) represents less than 40% of the total number of Shares.

4. Termination. The Agreement shall terminate upon the earlier of: (i) eighteen months after the Company's first underwritten public offering of its capital stock and (ii) the first date on which FFC Capital Partners I, L.P. and FFC Executive Partners, I, L.P. together hold capital stock of the Company representing less than ten percent (10%) of the voting power of the Company.

5. Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Company shall be entitled to specific performance of the agreements and obligations of the Trust and the Partnership hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

6. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.


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7.    Notices. All notices, requests, demands and other communications hereunder must be in writing and shall be delivered in person, mailed by prepaid certified or registered mail, return receipt requested, or sent by facsimile transmission, addressed as follows:

     (a)  if to the Company:        VistaCare, Inc.
                                    8125 N. Hayden Road
                                    Suite 300
                                    Scottsdale, AZ  85258
                                    Telecopier:  (480) 648-1707

     (b)  if to the Trust
          or the Partnership:       c/o Barry M. Smith
                                    5801 East Berneil Lane
                                    Paradise Valley, AZ 85253
                                    Telecopier:  (480) 948-5977


or to such other address as shall have been furnished in writing to the other parties hereto in accordance with the provisions of this Section 7.

8. Complete Agreement; Amendment and Waiver. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof. No amendment, modification or termination of any provision of this Agreement shall be valid unless in writing and signed by all parties hereto.

9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute one agreement binding on all the parties hereto.


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      IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                    VISTACARE, INC.


                                    By: /s/ Richard R. Slager
                                       -----------------------------------------
                                          Title: President & CEO


                                    BARRY AND JULIA SMITH FAMILY TRUST


                                    By: /s/ Barry M. Smith
                                       -----------------------------------------
                                                        , Trustee


                                    B&J SMITH ASSOCIATES, LIMITED PARTNERSHIP


                                    By: B&J Investments, Inc.                  ,
                                       -----------------------------------------
                                        the general partner


                                    By: /s/ Barry M. Smith
                                       -----------------------------------------
                                        Title: President


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